SCHEDULE 14A
                                (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934


Filed by the Registrant | X |
Filed by a Party other than the Registrant  |_|
Check the appropriate box:
|_|    Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|_|    Definitive Proxy Statement
|X|    Definitive Additional Materials
|_|    Soliciting Material Under Rule 14a-12


                              VISX, INCORPORATED
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: common stock, $.01 par value per share

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     (2)   Aggregate number of securities to which transaction applies:

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     (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)   Proposed maximum aggregate value of transaction:

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     (5)   Total fee paid:

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|_|  Fee paid previously with preliminary materials.

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|_|  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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     (1)   Amount Previously Paid:

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     (2)   Form, Schedule or Registration Statement No.:

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     (4)   Date Filed:

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            VISX ISSUES STATEMENT RESPONDING TO ICAHN PROXY FILING


SANTA CLARA, CALIFORNIA, (April 11, 2003) - VISX, INCORPORATED (NYSE: EYE) today issued the following statement in response to materials filed yesterday with the Securities and Exchange Commission by Carl Icahn:

     The VISX Board of Directors and management team are taking the right steps to continue building value for stockholders. VISX is the undisputed leader in the U.S. laser vision correction industry, and we continue to deliver a solid operating performance:

     o For the third year running, based upon industry data, VISX achieved a 60% share of the U.S. laser vision correction procedures market;

     o By closely monitoring our costs, we achieved 20% operating margins in 2002;

     o   We generated over $40 million in cash from operations in 2002; and

     o Over the past year, we repurchased nearly 4 million shares of stock, and we have repurchased approximately 20 million shares since we began our program in 1997.

     Our commitment to innovation is our commitment to the future. In 2002, following several years of development, we introduced CustomVueTM, a laser vision correction procedure that has the potential to improve vision beyond contacts and glasses. The results we are seeing from CustomVue in international markets have surpassed our expectations, and in the U.S., where we are awaiting FDA approval, over half of our customers are already equipped to perform CustomVue vision correction. We believe this approval will provide us with an extraordinary opportunity to gain incremental revenue and profit from VISX procedures and to reinvigorate demand for laser vision correction.

     VISX believes Mr. Icahn's 30-year-old Board nominee, an employee of one of Mr. Icahn's affiliate companies, lacks the relevant experience to help the company capitalize on these important opportunities.

     In stark contrast, the current Board of Directors is comprised of seasoned leaders who collectively have decades of experience in the medical and ophthalmic industry and significant mergers and acquisitions experience. Moreover,

     o Six out of the seven Board directors are independent (VISX's Chairman, President and CEO is the only management director);

     o All seven Board directors have experience serving on public company boards; and

     o Six out of the seven Board directors hold or have held positions as Chairman, Chief Executive Officer, Chief Financial Officer or Chief Administrative Officer of a NYSE or NASDAQ listed company.

VISX is a worldwide market leader in the design, manufacture, and sale of laser vision correction systems. Ophthalmologists have performed over 5 million procedures using VISX Systems, reducing or eliminating completely the need for contacts or glasses. Additional information on VISX and VISX trained and certified ophthalmologists can be found on the worldwide web at www.VISX.com.

                                    (more)

                                    Page 2

Elizabeth H. Davila, Laureen De Buono, Glendon E. French, John W. Galiardo, Carol F. H. Harner, Ph.D., Jay T. Holmes, Timothy R. Maier, Gary S. Petersmeyer, Douglas H. Post, John F. Runkel, Jr., Richard B. Sayford, and certain other persons may be deemed participants in the solicitation of proxies from the shareholders of VISX, Incorporated ("VISX") in connection with VISX's 2003 Annual Meeting of Shareholders. Information concerning such participants is available in the VISX preliminary proxy statement on Schedule 14A (the "Preliminary Proxy Statement") filed by VISX with the Securities and Exchange Commission (the "SEC") on April 4, 2003.

SHAREHOLDERS OF VISX ARE ADVISED TO READ VISX'S DEFINITIVE PROXY STATEMENT (THE "DEFINITIVE PROXY STATEMENT") IN CONNECTION WITH VISX'S SOLICITATION OF PROXIES FROM VISX SHAREHOLDERS WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Shareholders of VISX and other interested parties may obtain, free of charge, copies of the Preliminary Proxy Statement and the Definitive Proxy Statement (when available) and any other documents filed by VISX with the SEC, at the SEC's Internet website at www.sec.gov. The Preliminary Proxy Statement and the Definitive Proxy Statement (when available) and these other documents may also be obtained free of charge by contacting MacKenzie Partners, the firm assisting VISX in the solicitation of proxies, toll free at 1-(800) 322-2285 or collect at 1-(212) 929-5500.

This press release contains certain forward-looking statements based on current expectations, forecasts, and assumptions of VISX that involve risks and uncertainties. Forward-looking statements in this release, including statements respecting the continued development of this technology will lead to further advances in laser vision correction are based on information available to the Company as of the date hereof. The Company's actual results could differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with the Company's business, which include the risk factors disclosed in the Company's most recent filings with the Securities and Exchange Commission, including VISX's Annual Report and Form 10K for the year ended December 31, 2002 filed with the Securities and Exchange Commission. The Company assumes no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.


Contacts:

VISX
Jackie Cossmon
(408) 773-7600

Eden Abrahams / Barrett Godsey
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449